EXHIBIT 10.25

AMENDMENT NO. 1

TO

TRADEMARK LICENSE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment No. 1”) dated as of November 8, 2011 to the Agreement referred to below is effective as of April 8, 2011 (the “Effective Date”), and this Amendment No. 1 is made by and among New Mountain Capital, L.L.C., a Delaware limited liability company (the “Licensor”), New Mountain Finance Corporation, a Delaware corporation (“New Mountain Finance”), New Mountain Finance Holdings, L.L.C., a Delaware limited liability company (the “Operating Company”), New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company (the “Investment Adviser” ), New Mountain Finance AIV Holdings Corporation (“AIV”), and New Mountain Finance Administration, L.L.C. (the “Administrator”).

RECITALS

WHEREAS,  Licensor, New Mountain Finance, and the Operating Company (the “Original Parties”) entered into a certain Trademark License Agreement, which included an effective date as of 4:30 p.m. (New York City time) on May 19, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Agreement”); and

WHEREAS, the Original Parties desire to add the Investment Adviser, AIV, and the Administrator as parties to the Agreement, and all parties desire to amend the preamble, recitals and certain terms of the Agreement, including the definitions of “Licensed Mark” and “Territory” contained in the Agreement and to add a definition of “Licensed Services” to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.     Amendment to the Agreement.

(a)                   The preamble of the Agreement is hereby deleted in its entirety and replaced with the following:

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and effective as of April 8, 2011 (the “Effective Date”), by and among New Mountain Capital, L.L.C., a Delaware limited liability company (the “Licensor”), New Mountain Finance Corporation, a Delaware corporation (“New Mountain Finance”), and New Mountain Finance Holdings, L.L.C., a Delaware limited liability company (the “Operating Company”), New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company (the “Investment Adviser” ), New Mountain Finance AIV Holdings Corporation (“AIV”), and New Mountain Finance Administration, L.L.C. (the “Administrator”).  New Mountain Finance, the Operating Company, the Investment Adviser, AIV, and the Administrator are each referred to herein as a “Licensee”, and collectively as the “Licensees”.  The Licensor and the Licensees are sometimes referred to herein separately as a “party” and collectively as the “parties.”

(b)   The third recital to the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Licensor is the owner of all right, title, and interest in and to the marks “New Mountain”, “New Mountain Finance” and the NMF logo,

(individually and collectively, the “Licensed Mark”) in connection with “financial services, namely, investment advisory and investment management services for pooled investment vehicles, private investment funds, and investment accounts; investment management services for others; private equity services, namely, providing expansion and growth capital in the form of private equity investments; financial services, namely, private equity and public equity capital investment; private and public equity investment management services; providing private equity fund investments; investment services, namely, asset acquisition, consultation, development, research and management services; capital investment services; equity capital investment; financial services, namely, debt and equity investment services in private companies, namely, investment to support business expansions, acquisitions, management buyouts and recapitalizations” (the “Licensed Services”), and Licensor has been and is currently using, either on its own or through its related companies or licensees (such as, but not limited to, the Investment Adviser) the Licensed Mark.

(c)   The fifth recital to the Agreement (regarding the Investment Adviser being a third party beneficiary) is hereby deleted in its entirety and replaced with the following:

WHEREAS, Licensor and each Licensee wish to memorialize the terms of the license under which one or more of the Licensees has been using, and under which the Licensees will use, the Licensed Mark;

(d)   Article 1.1 is hereby deleted in its entirety and replaced with the following:

1.1           License.  Subject to the terms and conditions of this Agreement, the Licensor hereby grants to each Licensee, and the Licensees hereby accept, jointly and severally, from the Licensor, a personal, non-exclusive, royalty-free right and license to use the Licensed Mark in the Territory solely and exclusively as a component of each Licensee’s own company name and in connection with the Licensed Services and any business provided in conjunction therewith by such Licensee.  During the term of this Agreement, the Licensees shall use the Licensed Mark only to the extent permitted under this Agreement, and except as provided above, neither the Licensees nor any of their respective affiliates, owners, directors, officers, employees or agents shall otherwise use the Licensed Mark or any derivatives without the prior express written consent of the Licensor in its sole and absolute discretion.  All rights not expressly granted to the Licensees hereunder shall remain the exclusive property of the Licensor.  Upon written notification by the Licensor to a Licensee of noncompliance with the Licensor’s quality standards in any material respect, such Licensee shall take appropriate steps, in a commercially reasonable time frame, not to exceed sixty (60) days, to cure such noncompliance.  This license is expressly limited to the United States, Canada, and the European Union (“Territory”).

(e)          The following sentence is added at the end of Section 1.3 (and Section 1.3 is otherwise preserved in its entirety):

Each Licensee hereby assigns and agrees to assign any rights it may have as a result of its licensed use, including common law rights, in the Licensed Mark, to Licensor.

2.     Effect of this Amendment No. 1.  Except as modified by this Amendment No. 1, the terms and conditions of the Agreement shall remain unmodified and in full force and effect.

3.     Governing Law.  This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law rules. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Amendment No. 1 or the transactions contemplated hereby.

4.     No Waiver.  The failure of any party to enforce at any time for any period the provisions of or any rights deriving from this Amendment No. 1 shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

5.     Severability. If any term or other provision of this Amendment No. 1 is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment No. 1 shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment No. 1 so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.     Headings. The descriptive headings contained in this Amendment No. 1 are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment No. 1.

7.     Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the day and year first above written.

LICENSOR:

NEW MOUNTAIN CAPITAL, L.L.C.

By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member

LICENSEES:

NEW MOUNTAIN FINANCE CORPORATION

By:	/s/ Paula Bosco
Name: Paula Bosco
Title: Secretary

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

By:	/s/ Paula Bosco
Name: Paula Bosco
Title: Secretary

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

By:	/s/ Paula Bosco
Name: Paula Bosco
Title: Secretary

NEW MOUNTAIN FINANCE AIV HOLDINGS CORPORATION

By:	/s/ Paula Bosco
Name: Paula Bosco
Title: Secretary

NEW MOUNTAIN FINANCE ADMINISTRATION, L.L.C.

By:	/s/ Paula Bosco
Name: Paula Bosco
Title: Secretary